RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Rocco Campanelli
Pennsauken, NJ 08109	info@rcmt.com	President & CEO
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES THIRD QUARTER RESULTS

Pennsauken, NJ – November 5, 2014 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, information technology and specialty health care services, today announced financial results for the thirteen and thirty-nine week periods ended September 27, 2014.

RCM Technologies reported revenues of $46.4 million for the thirteen week period ended September 27, 2014, a 12.3% increase over $41.3 million for the thirteen week period ended September 28, 2013 (the comparable prior year period). Operating income was $2.8 million for the thirteen week period ended September 27, 2014, a 56.9% increase over $1.8 million for the comparable prior year period. Net income for the thirteen week period ended September 27, 2014 was $1.9 million, or $0.15 per diluted share, as compared to $1.1 million, or $0.09 per diluted share, for the comparable prior year period.

The Company reported revenues of $144.5 million for the thirty-nine week period ended September 27, 2014, a 15.6% increase over $124.9 million for the thirty-nine week period ended September 28, 2013 (the comparable prior year period). Operating income was $7.9 million for the thirty-nine week period ended September 27, 2014, a 56.9% increase over $5.0 million for the comparable prior year period. Net income for the thirty-nine week period ended September 27, 2014 was $5.1 million, or $0.40 per diluted share, as compared to $3.6 million, or $0.29 per diluted share, for the comparable prior year period.

The thirteen and thirty-nine week periods ended September 28, 2013 reflect an increase to net income of $0.5 million resulting from the reduction of a previously unrecognized tax benefit.

Rocco Campanelli, President and Chief Executive Officer of RCM Technologies, commented, “I am proud of the results our employees delivered in the third quarter of 2014. We grew operating income by 56.9% over the third quarter of 2013.  We also achieved gross profit of $13.2 million, the highest quarterly gross profit in over six years, with all three business segments making significant contributions. Our IT gross margin of 31.0% was the highest in RCM’s history. Engineering’s gross margin of 26.6% improved by approximately 230 basis points over the third quarter of 2013.  Healthcare revenues grew by 15.9% over the third quarter of 2013.”

Kevin Miller, Chief Financial Officer of RCM Technologies, added, “We continued to post impressive growth across all three segments.  As a result of strong performance and subject to any development that materially impacts cash flow, the Company expects to pay a special dividend of at least $1.00 per share in fiscal 2014.  Our Board of Directors continues to look to put a more efficient and better performing capital structure in place for shareholders.”

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the delivery of these solutions to commercial and government sectors.  RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM’s offices are located in major metropolitan centers throughout North America.  Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements.  These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should” or similar expressions.  In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances.  Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, the ability of the Company to consummate acquisitions as to which it executes non-binding letters of intent, demand for new services and applications, timing of demand for services, industry strength and competition, initiatives to enhance shareholder value and returns and general economic factors. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements.  Risk, uncertainties and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
 (In Thousands, Except Share and Per Share Amounts)

	Thirteen Week Periods Ended
	September 27, 2014	September 28, 2013
Revenues	$46,382	$41,320
Cost of services	33,221	30,636
Gross profit	13,161	10,684
Selling, general and administrative	9,991	8,584
Severance and other charges	-	15
Depreciation and amortization	337	279
Operating income	2,833	1,806
Other income (expense), net	6	(4)
Income before income taxes	2,839	1,802
Income tax expense	962	660
Net income	$1,877	$1,142

Diluted net earnings per share data	$0.15	$0.09

	Thirty-Nine Week Periods Ended
	September 27, 2014	September 28, 2013
Revenues	$144,460	$124,929
Cost of services	106,087	92,362
Gross profit	38,373	32,567
Selling, general and administrative	29,488	26,251
Severance and other charges	104	453
Depreciation and amortization	885	829
Operating income	7,896	5,034
Other (expense) income, net	(19)	74
Income before income taxes	7,877	5,108
Income tax expense	2,780	1,536
Net income	$5,097	$3,572

Diluted net earnings per share data	$0.40	$0.29

RCM Technologies, Inc.
Summary Consolidated Selected Balance Sheet Data
 (In Thousands)

	September 27, 2014 (Unaudited)	December 28, 2013
Cash and cash equivalents	$8,305	$9,317
Accounts receivable, net	$60,529	$55,726
Total current assets	$79,052	$72,704
Total assets	$94,340	$86,524
Total current liabilities	$26,094	$24,739
Total liabilities	$27,166	$25,146
Stockholders’ equity	$67,174	$61,378

RCM Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
 (Unaudited)
(In Thousands)

	Thirteen Week Periods Ended
	September 27, 2014	September 28, 2013
Net income	$1,877	$1,142
Adjustments to reconcile net income to cash provided by operating activities	1,341	298
Changes in operating assets and liabilities
Accounts receivable	(1,609)	(5,453)
Transit accounts receivable	(2,602)	500
Prepaid expenses and other current assets	1,450	364
Accounts payable and accrued expenses	(2,798)	2,790
Transit accounts payable	198	(855)
Accrued payroll and related costs	(931)	1,599
Income taxes payable	351	557
Total adjustments	(4,600)	(200)
Cash (used in) provided by operating activities	(2,723)	942

Net cash used in investing activities	(616)	(219)
Net cash provided by financing activities	202	152
Effect of exchange rate changes	(169)	(21)
(Decrease) increase in cash and cash equivalents	($3,306)	$854

	Thirty-Nine Week Periods Ended
	September 27, 2014	September 28, 2013
Net income	$5,097	$3,572
Adjustments to reconcile net income to cash provided by operating activities	3,578	1,251
Changes in operating assets and liabilities
Accounts receivable	(5,645)	(11,055)
Transit accounts receivable	(2,984)	4,641
Prepaid expenses and other current assets	(426)	682
Accounts payable and accrued expenses	(968)	5,178
Transit accounts payable	3,115	(6,180)
Accrued payroll and related costs	(882)	1,764
Income taxes payable	299	887
Total adjustments	(3,913)	(2,832)
Cash provided by operating activities	1,184	740

Net cash used in investing activities	(2,023)	(1,030)
Net cash provided by financing activities	292	274
Effect of exchange rate changes	(465)	(58)
Decrease in cash and cash equivalents	($1,012)	($74)

RCM Technologies, Inc.
Summary of Selected Income Statement Data
 (Unaudited)
(In Thousands)

	Thirteen Week Period Ended September 27, 2014
	Engineering	Information Technology	Specialty Health Care	Consolidated

Revenue	$24,835	$14,405	$7,142	$46,382
Cost of services	18,239	9,941	5,041	33,221
Gross Profit	$6,596	$4,464	$2,101	$13,161
Gross Margin	26.6%	31.0%	29.4%	28.4%

	Thirteen Week Period Ended September 28, 2013
	Engineering	Information Technology	Specialty Health Care	Consolidated

Revenue	$22,000	$13,156	$6,164	$41,320
Cost of services	16,660	9,649	4,327	30,636
Gross Profit	$5,340	$3,507	$1,837	$10,684
Gross Margin	24.3%	26.7%	29.8%	25.9%

	Thirty-Nine Week Period Ended September 27, 2014
	Engineering	Information Technology	Specialty Health Care	Consolidated

Revenue	$75,615	$44,076	$24,769	$144,460
Cost of services	57,695	30,734	17,658	106,087
Gross Profit	$17,920	$13,342	$7,111	$38,373
Gross Margin	23.7%	30.3%	28.7%	26.6%

	Thirty-Nine Week Period Ended September 28, 2013
	Engineering	Information Technology	Specialty Health Care	Consolidated

Revenue	$63,263	$41,378	$20,288	$124,929
Cost of services	48,562	29,706	14,094	92,362
Gross Profit	$14,701	$11,672	$6,194	$32,567
Gross Margin	23.2%	28.2%	30.5%	26.1%